Exhibit 10(b)-2

TCF FINANCIAL INCENTIVE STOCK PROGRAM

RESTRICTED STOCK AGREEMENT

AND NONSOLICITATION / CONFIDENTIALITY AGREEMENT

RS NO. 95 – «Agr_No» (Non-deferred)

Shares of Restricted Stock are hereby awarded effective on «Award_Date» by TCF Financial Corporation (“TCF Financial”) to «Recipient_First_Name» «MI» «Recipient_Last_Name» (the “Grantee”), in accordance with the following terms and conditions:

1.                                       Share Award.  TCF Financial hereby awards the Grantee «M__of_Shares» shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”) of TCF Financial pursuant to the TCF Financial Incentive Stock Program (the “Program”), upon the terms and conditions therein and hereinafter set forth.  A copy of the Program as currently in effect is incorporated herein by reference and is attached hereto.

2.                                       Restrictions on Transfer and Restricted Periods.

a.                                       During the respective periods (the “Restricted Periods”) hereinafter described, Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee.

b.                                      The Shares will be subject to the restrictions in subparagraph a. during Restricted Periods commencing on the date of this Agreement (the “Commencement Date”) and, (subject to the acceleration and forfeiture provisions herein) terminating with respect to one hundred percent (100%) of the Shares on «Vest_Date_Month_Day», «Year_Vests».

c.                                       Shares will vest, and no longer be subject to the restrictions imposed by subparagraph b, at the expiration of the Restricted Period with respect thereto.  The Committee referred to in section 2 of the Program or its successor (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions in subparagraph a shall lapse with respect to any Shares, or to remove any or all such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Periods.

3.                                       Termination of Service.  Except as provided in paragraph 8 below and in this paragraph 3, in the event of Grantee’s termination of employment for any reason (other than death, total or partial disability, or normal or early retirement), all Shares which at the time of such termination of employment are subject to the restrictions imposed by paragraph 2.a. above shall upon termination of employment be forfeited and returned to TCF Financial unless the Committee, pursuant to its discretion under paragraph 2.c., shall determine to remove any or all of the restrictions on such Shares prior to such forfeiture; provided, however, that not withstanding the foregoing, if the Grantee ceases employment by reason of death, total or partial disability, or normal or early retirement (as determined in the discretion of the Committee), a prorated portion of the Shares will vest based on the number of months from «Award_Date» to the termination date, divided by «Div_by».

4.                                       Certificates for Shares.  TCF Financial shall issue one or more certificates in respect of the Shares in the name of the Grantee, and shall hold such certificate(s) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.  Certificate(s) for Shares subject to a Restricted Period shall bear the following legend:

“The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Financial Incentive Stock Program and an Agreement entered into between the registered owner and TCF Financial Corporation.  Copies of such Plan and Agreement are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391.”

The Grantee further agrees that simultaneously with the execution of this Agreement a stock power shall be executed, endorsed in blank and promptly delivered to TCF Financial.

5.                                       Grantee’s Rights.  Except as otherwise provided herein, Grantee, as owner of the Shares, shall have all rights of a stockholder, including, but not limited to, the right to receive all dividends paid on Shares and the right to vote the Shares.  Dividends payable on Shares that are subject to restrictions imposed by subparagraph 2.a. shall be paid to the Grantee at the same time as such dividends are paid to other shareholders; provided, that shares of Common Stock dividends in the nature of a stock split shall be subject to all of the restrictions that apply to the Shares with respect to which such dividends are paid until all of the restrictions applicable to such Shares have terminated or otherwise have been removed.

6.                                       Expiration of Restricted Period.  Upon the expiration of the Restricted Period with respect to any Shares, TCF Financial shall redeliver to the Grantee (or, if the Grantee is deceased, to his legal representative, beneficiary or heir) the certificate(s) in respect of such Shares, without the restrictive legend provided for in paragraph 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in subparagraph 2.a. above and such certificates shall not bear the legend provided for in paragraph 4 above.

7.                                       Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive.  Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee subject to the restrictions contained in subparagraph 2.a. above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such Shares or securities shall be legended and deposited with TCF Financial in the manner provided in paragraph 4 above.

8.                                       Vesting Upon a Change in Control.  A “Change in Control” shall be deemed to have occurred if: (a) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board of Directors of TCF Financial cease for any reason to constitute a majority thereof, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (b) any “person”, as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial’s then outstanding securities, except for any securities purchased by TCF’s employee stock ownership plan and trust and any person who becomes a thirty percent (30%) beneficial owner solely as a result of stock repurchases by TCF Financial; or (c) the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition or assets, or liquidation is not subsequently consummated.

If Grantee’s employment is involuntarily terminated without “cause” within one year after the closing of a Change in Control, the Restricted Period with respect to any Shares then subject to a Restricted Period shall expire, such Shares shall be free of the restrictions in subsection 2(a) hereof, and such Shares shall thereafter be treated as provided in Section 6 hereof.  For this purpose, “cause” shall be limited to willful misconduct.

9.                                       Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver Shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the

Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state, or local securities law or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

10.                                 Plan and Plan Interpretations as Controlling.  The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

11.                                 Grantee Service.  Nothing in this Agreement shall limit the right of TCF Financial or any of its affiliates to terminate the Grantee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its affiliates any obligation to employ or accept the services of the Grantee.

12.                                 Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy hereof and of the attached stock powers to TCF Financial.

NONSOLICITATION AND CONFIDENTIALITY AGREEMENT

As a condition of accepting this Restricted Stock Award and in consideration of the opportunity to receive shares of stock and dividend compensation, I, the undersigned Grantee, agree that for the duration of my employment with TCF Financial, TCF Bank or any of their affiliated companies (“TCF”) and for a period of [# of Years] after my termination of employment, I will not solicit or attempt to solicit any of the customers of TCF or solicit or attempt to hire any current employees of TCF for any other bank, financial services company, lending company, leasing company or other corporation, person or other entity providing the same or similar products or services as provided by TCF.  I also agree that in the event of my termination of employment with TCF I will not remove any documents, customer information or other TCF proprietary materials from TCF premises, computers or otherwise without specific permission and will promptly return upon request any and all TCF-related documents, customer information or other TCF proprietary materials in my possession.  I understand this is a binding contractual agreement which TCF may enforce in Court and/or seek damages from me if it is violated, even if the restricted shares awarded in this Agreement never become vested.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT and NONSOLICITATION / CONFIDENTIALITY AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By
Sr. Vice President/General Counsel for Corporate Affairs

I acknowledge that this Agreement includes Nonsolicitation and Confidentiality obligations that are binding on me after my termination of employment with TCF.

ACCEPTED (“Grantee”):

Signature

(Street Address)

(City, State and Zip Code)